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                                                                    EXHIBIT 23.2


                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our reports dated June 15, 1999, July 30, 1999 and June 2, 1999 included in VerticalNet, Inc.'s Current Reports on Form 8-K filed June 29, 1999, August 12, 1999 and September 9, 1999, respectively, and to all references to our firm included in this Form S-8 registration statement.



                                             /s/ ARTHUR ANDERSEN LLP



Philadelphia, Pennsylvania
October 15, 1999